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                                                                    EXHIBIT 23.2


              [LETTERHEAD OF MORRISON & SMITH, LLP APPEARS HERE]



                                March 19, 1998



Board of Directors
Security Federal Bancorp, Inc.
2301 University Boulevard
Tuscaloosa, AL  35401


     We consent to incorporation by reference in registration statement
Nos. 33-98680 and 33-99732 of Security Federal Bancorp, Inc., of our report dated November 14, 1995, relating to the consolidated statements of financial condition of Security Federal Bancorp, Inc., and Subsidiary, as of September 30, 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year ended September 30, 1995, which appears in the 1997 Annual Report to the Stockholders' of Security Federal Bancorp, Inc., which is incorporated by reference in this annual report on Form 10-KSB.


                                      /s/ Morrison and Smith

                                      MORRISON & SMITH, LLP
                                      Certified Public Accountants